CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Brown Advisory Funds of our report dated August 26, 2026, relating to the financial statements and financial highlights of the Brown Advisory Growth Equity Fund, Brown Advisory Flexible Equity Fund, Brown Advisory Sustainable Growth Fund, Brown Advisory Small-Cap Growth Fund, Brown Advisory Small-Cap Fundamental Value Fund, Brown Advisory Sustainable Small-Cap Core Fund, Brown Advisory Sustainable Value Fund, Brown Advisory Global Leaders Fund, Brown Advisory Sustainable International Leaders Fund, Brown Advisory Intermediate Income Fund, Brown Advisory Sustainable Bond Fund, Brown Advisory Maryland Bond Fund, Brown Advisory Tax-Exempt Bond Fund, Brown Advisory Tax-Exempt Sustainable Bond Fund, Brown Advisory Mortgage Securities Fund, Brown Advisory - WMC Strategic European Equity Fund, Brown Advisory Emerging Markets Select Fund, Brown Advisory - Beutel Goodman Large-Cap Value Fund, and Brown Advisory - WMC Japan Equity Fund, which appears in Brown Advisory Fund’s Certified Shareholder Report on Form N-CSR for the year ended June 30, 2026. We also consent to the references to us under the headings: "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland
October 29, 2026